AMENDMENT TO THE ADVISORY AGREEMENT

This AMENDMENT dated as of the 1st day of January 2012 to the ADVISORY AGREEMENT made as of the 30th day of April, 2007, among CERES MANAGED FUTURES LLC (formerly Demeter Management Corporation), a Delaware limited liability company (the “Trading Manager”), MORGAN STANLEY SMITH BARNEY WNT I, LLC (formerly Morgan Stanley Managed Futures WCM I, LLC), a Delaware limited liability company (the “Trading Company”) and WINTON CAPITAL MANAGEMENT LIMITED, a United Kingdom company (the “Trading Advisor”).

W I T N E S S E T H:

WHEREAS, the Trading Manager, the Trading Company and the Trading Advisor wish to amend the Advisory Agreement dated as of April 30, 2007 to increase the amount of leverage used to manage the Trading Company’s assets and reflect a change in the Trading Advisor’s management fee compensation (from 2% per year to 1.5% per year).

NOW, therefore, the parties agree as follows:

1. The first sentence of Section 2(f) shall be deleted and replaced by the following:

In performing services to the Trading Company, the Trading Advisor shall utilize its Diversified Trading Program (the “Trading Program”), as described in the Disclosure Document, and as modified from time to time; provided, however, that the Trading Manager and the Trading Company agree that amount of leverage applied to the assets of the Trading Company allocated to the Trading Advisor by the Trading Manager shall be up to (but not in excess of) 1.5 times the assets of the Trading Company allocated to the Trading Advisor by the Trading Manager (the “Trading Level”), unless otherwise agreed by the parties hereto in writing.  The Trading Advisor shall trade the Trading Company’s assets on the basis of the Trading Level.

2. The first sentence of Section 5(a)(i) shall be deleted and replaced by the following:

The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of 1.5% (a 1.5% annual rate) of the Assets (as defined in Section 2(a) hereof) of the Trading Company allocated to the Trading Advisor as of the first day of each month (the “Management Fee”).

3. In all other respects the Advisory Agreement remains unchanged and of full force and effect.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By   /s/ Walter Davis
Walter Davis
President

MORGAN STANLEY SMITH BARNEY WNT I, LLC

By:  Ceres Managed Futures LLC
(Trading Manager)

By   /s/ Walter Davis
Walter Davis
President

WINTON CAPITAL MANAGEMENT LIMITED

By   /s/ Martin Hunt
Martin Hunt
Director, Winton Capital Management Limited